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                                                                 Exhibit 10.1(f)

                            POLAROID HOLDING COMPANY

                             2004 STOCK OPTION PLAN

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                            POLAROID HOLDING COMPANY

                             2004 STOCK OPTION PLAN

1.     PURPOSE OF THE PLAN

       The purpose of the Plan is to promote the interests of the Company by attracting and retaining valued employees and directors motivating these individuals to exercise their best efforts on our behalf, and encouraging ownership of the Company's stock by its employees and directors.

2.     DEFINITIONS

       2.1. "Administrator" means the Board or a committee of the Board designated by the Board to administer the Plan under Section 4.

       2.2.   "Approved Sale or Other Corporate Transaction" means

              (i) an Approved Sale as that term is defined in the Securities Holders Agreement; or

              (ii) a transaction(s) the result of which is that the Company is or will be

                     (1) consolidated with or otherwise combined with or acquired by a person or entity;

                     (2)    merged with or into another corporation;

                     (3) sold in a sale of all or substantially all of its assets; or

                     (4) reorganized in a divisive reorganization, liquidated, wound up or dissolved, including a partial liquidation,

       2.3.   "Board" means the Board of Directors of the Company.

       2.4.   "Cause:"

              (i) when used in connection with the termination of an Employee's employment with the Company or a majority-owned direct or indirect subsidiary of the Company, means

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                     (1)    willful fraud or dishonesty in connection with such
                            Employee's performance of his or her job duties that results in material harm to the Company and/or its subsidiaries,

                     (2) the failure by such Employee to substantially perform his or her job duties that results in material harm to the Company and/or its subsidiaries,

                     (3) the conviction for, or plea of nolo contendere to, a charge of commission of a felony involving moral turpitude, or that can reasonably be expected to cause material harm to the Company or its reputation, or material harm to any of the Company's subsidiaries or any of their reputations, or to materially impair such Employee's ability to perform his or her job duties, or

                     (4) the material breach by the Employee of the terms of the Employee's Option Agreement or of the terms of the Securities Holders Agreement.

              (ii) when used in connection with a Director's removal as a member of the Board of Directors, means

                     (1) the breach by such Director of his or her fiduciary duties as a director of the Company;

                     (2) the failure by such Director to substantially perform his or her duties as a director of the Company that results in material harm to the Company and/or its subsidiaries;

                     (3) the conviction for, or plea of NOLO CONTENDERE to, a charge of commission of a felony involving moral turpitude, or that can reasonably be expected to cause material harm to the Company or its reputation, or material harm to any of the Company's subsidiaries or any of their reputations, or to materially impair such

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                            Director's ability to perform his or her duties as a
                            director of the Company; or

                     (4) the material breach by the Director of the terms of the Director's Option Agreement or of the terms of the Securities Holders Agreement.

       2.5.   "Code" means the Internal Revenue Code of 1986, as amended.

       2.6. "Common Stock" means the common stock of the Company, par value $.001 per share, or such other class or kind of shares or other securities resulting from the application of Section 7.

       2.7. "Company" means Polaroid Holding Company, a Delaware corporation, or any successor corporation.

       2.8. "Director" means any member of the Company's Board of Directors who is not also an Employee.

       2.9. "Employee" means any individual who is an employee of the Company or of any Subsidiary or any Affiliate (as defined in the Securities Holders Agreement) of the Company selected by the Board to participate in this Plan.

       2.10.  "Fair Market Value" of the Common Stock means, on any given date:

              (i) if the Common Stock is listed on a national or regional stock exchange or exchanges (each an "exchange"), the mean between the highest and lowest prices of actual sales of Common Stock on the principal exchange on which it is traded on such date, or if no sale was made on such date on such principal exchange, on the last preceding day on which the Common Stock was traded;

              (ii) if the Common Stock is not then listed on an exchange, but is quoted on NASDAQ, the mean between the closing bid and asked prices per share for the Common Stock as quoted on NASDAQ on such date;

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              (iii)  if the Common Stock is not then listed on an exchange or quoted on the NASDAQ, the average of the reported closing bid and asked prices on the most recent date the Common Stock traded in the over-the-counter market, unless (iv) below applies;

              (iv) if the Common Stock is not then listed on an exchange, quoted on NASDAQ, traded in the over-the-counter market, or if the Administrator, in its sole and absolute discretion, determines that the average of the reported bid and asked prices on the most recent date the Common Stock traded in the over-the-counter market is not a reliable indication of the Fair Market Value of the Common Stock, then Fair Market Value shall mean the value, as determined in good faith by the Administrator in its sole and absolute discretion.

              As an exception to the values stated in clauses (i), (ii) and
              (iii) above, in the event that an Employee exercises a stock option using cashless exercise procedures, whereby the stock is sold on the same day the stock option is exercised, the sale price of such shares is treated as the Fair Market Value on the date of exercise, in measuring the option compensation income.

       2.11.  "1934 Act" means the Securities Exchange Act of 1934, as amended.

       2.12. "Non-Qualified Option" means an Option not intended to be an incentive stock option as defined in Section 422 of the Code.

       2.13. "Option" means the right granted from time to time under Section 6 of the Plan to purchase Common Stock for a specified period of time at a stated price.

       2.14. "Option Shares" means shares of Common Stock issued upon exercise of an Option.

       2.15. "Participant" means an individual who meets the eligibility criteria of Section 3 and includes all those who receive an Option pursuant to this Plan.

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       2.16.  "Plan" means the Polaroid Holding Company 2004 Stock Option Plan herein set forth, as amended from time to time.

       2.17. "Securities Holders Agreement" means the Amended and Restated Securities Holders Agreement by and among Polaroid Holding Company, One Equity Partners LLC and the other investors named therein dated as of February 5, 2003, as amended from time to time.

       2.18.  "Subsidiary" means

              (i) any corporation of which more than fifty percent (50%) of the outstanding shares of voting stock are beneficially owned directly or indirectly by the Company; and

              (ii) shall specifically include any partnership, limited liability company, limited liability partnership, or limited partnership where the Company, or any combination of the Company and the Subsidiaries own (calculated by utilizing the constructive ownership rules of Sections 414(b) and 414(c) of the Code and the regulations thereunder) in which 50% or more of the capital interests in the partnership, limited liability company, limited liability partnership, or limited partnership are directly or indirectly held by the Company.

3.     ELIGIBILITY

       Any full-time Employee above Grade 6 or any Director shall be eligible to receive a grant of Options, as determined by the Administrator in his sole direction. No such grant shall in any way be construed as evidence that such individual is an employee of the Company or any Affiliate.

4.     ADMINISTRATION AND IMPLEMENTATION OF PLAN

       4.1. The Administrator shall have the authority and responsibility delegated to it by the Board which includes the full authority to:

              (i)    interpret and administer the Plan;

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              (ii)   act in selecting the Participants to whom Options will be
                     granted;

              (iii)  determine the times at which Options will be granted;

              (iv) determine the amount of Options to be granted to each such Participant; and

              (v) determine the terms and conditions of Options granted under the Plan and the terms of the agreements to be entered into with Participants.

       4.2. The Administrator's powers shall also include, but not be limited to, the power to grant Options that are transferable by the Participant, and to determine if an Approved Sale or other transaction described in Section 9 hereof is reasonably anticipated or has occurred.

       4.3. The Administrator shall have the power to interpret the Plan, to adopt regulations for carrying out the Plan and to make changes in such interpretations or regulations as it shall, from time to time, deem advisable. Any interpretation by the Administrator of the terms and provisions of the Plan and the administration thereof, and all action taken by the Administrator, shall be final, binding and conclusive for all purposes and upon all Participants.

5.     SHARES OF STOCK SUBJECT TO THE PLAN

       5.1. Subject to adjustment as provided in Section 7, the total number of shares of Common Stock available for issuance upon the exercise of Options under the Plan shall be 915,735 shares. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any such Option otherwise terminates without the issuance of such shares, the shares subject to such Option, to the extent of any such termination, shall again be available for grant under the Plan.

       5.2. Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available under the Plan.

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6.     OPTIONS

       6.1. Option Grants: All Options granted under the Plan will be Non-Qualified Stock Options and shall be evidenced by a written Option Agreement setting forth the terms of the Option including the right to purchase a specified number of shares of Option Shares within a specified time period at a fixed Option Price. Option Agreements shall conform to the requirements of this Plan, and may contain such other provisions as the Administrator shall deem advisable.

       6.2. Option Price: The price per share at which Option Shares may be purchased upon exercise of an Option shall be determined by the Administrator, but shall be not less than the Fair Market Value of a share of Common Stock on the date of grant.

       6.3. Vesting: Shall be determined by the Administrator in its sole discretion.

       6.4. Term of Options: An Option Agreement shall specify when an Option may be exercisable and the terms and conditions applicable thereto. The term of an Option shall in no event be greater than ten years.

       6.5. Payment of Option Price: An Option may be exercised only for a whole number of shares of Common Stock. The Administrator shall establish the time and the manner in which an Option may be exercised. The Option Price received upon the exercise of an Option shall be paid:

              (i)    in full in cash at the time of the exercise or,

              (ii) with the consent of the Administrator, in whole or in part in shares of Common Stock held by the Participant for at least six months valued at Fair Market Value on the date of exercise.

       6.6. Termination: If a Participant ceases to be an Employee, Director or otherwise eligible for any reason other than Cause, any unexercised Option (to the extent not cancelled or cancelable under Article 9) granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, the Participant's transferee or legal representative), to the extent it was exercisable at the time of termination

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              or on such accelerated basis as the Administrator may determine at or after grant, for a period of 90 days from the date of such termination or until the expiration of the stated term of the Option, whichever period is shorter. If a Participant ceases to be an Employee, Director or otherwise eligible by reason of a termination for Cause, any unexercised Option shall be immediately cancelled and may not be exercised by the Participant.

       6.7 Maximum Option: No Employee may be granted, during any one calendar year period, an Option for more than 150,000 shares of Restricted Common Stock.

7.     ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

       In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to stockholders other than a cash dividend, the Administrator shall make appropriate adjustment in the number and kind of shares authorized by the Plan and any other adjustments to outstanding Options as it determines appropriate. No fractional shares of Common Stock shall be issued pursuant to such an adjustment. The Fair Market Value of any fractional shares resulting from adjustments pursuant to this Section shall, in the Administrator's sole and absolute discretion, be applied to appropriately adjust the exercise price of the outstanding Option or, at the time the Option is fully exercised, may be paid in cash. The determinations and adjustments made by the Administrator pursuant to this Section 7 shall be conclusive.

8. SECURITIES HOLDERS AGREEMENT Each Participant granted an Option shall be bound by the Securities Holders Agreement to the same extent as a "Management Investor" as that term is defined therein. The Option Agreement shall contain the provisions set forth below and the Option and the Option Shares shall be treated as "Securities" and, in the case of the Option Shares, "Common Stock," thereunder; provided that for the purposes of the application of Section 4.3 of the Securities Holders Agreement to such Participant both before and after any Option is exercised:

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       8.1.   the "Termination Date" shall mean the date such Participant ceased to be an Employee, Director or other eligible Holder;

       8.2.   the Option Shares shall be treated as "Incentive Securities;"

       8.3.   the Option Shares shall be deemed to be Vested Shares; and

       8.4. any Option Shares issued under this Plan shall bear the legends set forth in Section 1.2 (or any applicable successor provisions) of the Securities Holders Agreement.

9.     APPROVED SALES AND OTHER CORPORATE TRANSACTIONS.

       9.1. In the event of an Approved Sale or Other Corporate Transaction or, in the sole and absolute discretion of the Board or if applicable the Administrator, in reasonable anticipation of an Approved Sale or Other Corporate Transaction, the Board, or if the Board has delegated the requisite authority to the Administrator, the Administrator, at its election, may, but shall not be required to, take any of the following actions:

              (i) accelerate the vesting of all outstanding Options issued under the Plan that remain unvested;

              (ii) terminate any Option immediately prior to the date of any such transaction, provided that the Optionee shall have been given at least seven days written notice of such transaction and of the Board's or, as applicable, the Administrator's intention to cancel the Option with respect to all shares for which the Option remains unexercised;

              (iii) cancel the Option with respect to all shares for which the Option remains unexercised in exchange for a payment in cash of an amount equal to the value of such unexercised Option. If the Fair Market Value of the shares subject to the Option is less than the Option exercise price, the Option shall be deemed to have no value and shall be canceled with no further payment due the Participant;

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              (iv)   require that the Option be assumed by the successor
                     corporation or that stock options of the successor corporation with equivalent value be substituted for such Option; or

              (v) take such other action as the Board or the Administrator, as applicable, shall determine to be reasonable under the circumstances to permit the Optionee to realize the value of the Option.

       9.2. The application of the foregoing provisions, including, without limitation, the issuance of any substitute stock options, shall be determined in good faith by the Board or, if applicable, the Administrator in its sole and absolute discretion. Any adjustment may provide for the elimination of fractional shares. In taking any action described above, the Board or the Administrator, as applicable, may in its discretion determine:

              (i) the Fair Market Value of Common Stock on the basis of the fair market value of the consideration to be received in the Approved Sale or the merger, consolidation, combination, sale, reorganization or liquidation; and

              (ii) that the value of an Option equals the excess of the fair market value of the consideration to be received in an Approved Sale or Other Corporate Transaction had the Option been exercised with respect to such shares immediately prior thereto, over the Option exercise price of such Option, or such lesser amount as the Board or the Administrator, as applicable, may determine, including, in the case of an unvested Option, or portion thereof, determining a value of zero.

10.    EFFECTIVE DATE, TERMINATION AND AMENDMENT

       10.1. The Plan, contingent upon approval of the Company's stockholders entitled to vote thereon shall become effective on January 1, 2004.

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       10.2.  The Plan shall remain in full force and effect until the earlier of five years from the date of its adoption by the Board, or the date it is terminated by the Board.

       10.3. The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that no amendment shall be made without stockholder approval that shall:

              (i) increase (except as provided in Section 7) the total number of shares available for issuance pursuant to the Plan;

              (ii) change the class of individuals eligible to be Participants; or

              (iii)  change the provisions of this Section 10.

              Termination of the Plan pursuant to this Section 10 shall not affect Options outstanding under the Plan at the time of termination.

11.    NON-TRANSFERABILITY

       Options may not be pledged, assigned or transferred for any reason other than by will or by operation of the laws of descent and distribution following a Participant's death, and any attempt to do so shall be void and the relevant Option shall be forfeited. Any transferee of the Participant shall, in all cases, be subject to the provisions of the Option Agreement between the Company and the Participant and to the Securities Holders Agreement to the same extent as the Participant.

12.    GENERAL PROVISIONS

       12.1. TAX WITHHOLDING. Each Participant shall be responsible for making appropriate provisions for all taxes, including, without limitation, federal, state, local or foreign income or payroll taxes, required by law to be withheld in connection with any Option or the exercise thereof, and the transfer of shares of Common Stock pursuant to this Plan.

       12.2. DELIVERY OF PAYMENT. No Common Stock or other payment under this Plan shall be made unless the Participant entitled to such payment has made appropriate provisions in accordance with Section 12.1 to pay any required taxes. Failure by

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              a Participant to make such provision at the time of exercise of an
              Option shall constitute agreement by the Participant to have the Company withhold from the shares of Common Stock to be delivered and from any other payment otherwise to be made hereunder, that number of shares of Common Stock, or any other property to be delivered with respect thereto, that has a Fair Market Value, on the date of payment, equal to the Participant's tax obligation.
              Any dividend payable with respect to shares of Common Stock withheld by the Company pursuant to the provisions of this Section
              12.2 shall be withheld and applied to the Participant's withholding obligation either directly or by way of reimbursement to the Company for any such payment.

       12.3. Nothing in the Plan or in any grant made pursuant to the Plan shall confer on any individual any right to continue in the employ, as a director or otherwise in the service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its shareholders to terminate the individual's employment, directorship or other service at any time.

       12.4. To the extent that Federal laws (such as the 1934 Act, the Code or the Employee Retirement Income Security Act of 1974) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware and construed accordingly.

       12.5. Compliance with Regulations. All Common Stock certificates delivered under the Plan pursuant to the exercise of any Option shall be subject to such stock transfer orders and other restrictions as the Board or the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Common Stock is then listed, NASDAQ and any applicable federal or state securities law, and the Board or the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Company shall not be required to issue or deliver Common Stock under the Plan prior to the completion of any registration or qualification of such Common Stock under any

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              federal or state law, or under any ruling or regulation of any governmental body or national securities exchange that the Board or the Administrator in its sole discretion shall deem to be necessary or appropriate.

       12.6. The Administrator may amend any outstanding Options to the extent it deems appropriate; PROVIDED, HOWEVER, except as provided in
              Section 7, no Option may be repriced, replaced, regranted through cancellation, or modified without stockholder approval if the effect would be to reduce the exercise price for the shares underlying the Option. The Administrator may unilaterally amend Options without the consent of the Participant, except in the case of amendments adverse to the Participant, in which case the Participant's consent is required to any such amendment unless the amendment is, as determined by the Administrator in its sole discretion, necessary or appropriate to discharge any of the Participant's obligations under this Plan or the Securities Holders Agreement. Notwithstanding the foregoing, nothing in this
              Section 12.6 shall be construed to limit the powers granted under
              Section 9 of the Plan.

              To record the adoption of the Plan approved by shareholders on March 15, 2004, the Company has caused its authorized officers to affix its corporate name and seal this 15th day of March, 2004.

                                           POLAROID HOLDING COMPANY

Witness    /s/ Louise L. Cavanaugh         By  /s/ Ronald Porter
        -----------------------------        -----------------------------------
                                             Ronald Porter
                                             Vice President, Human Resources

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